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                                                                     EXHIBIT 2.1



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                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF APRIL 26, 1998

                                     BETWEEN

                         CORPORATEFAMILY SOLUTIONS, INC.

                                       AND

                              BRIGHT HORIZONS, INC.




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                                TABLE OF CONTENTS


ARTICLE 1
         THE MERGER...............................................................................................1
                  1.1      The Merger.............................................................................1
                  1.2      Effective Time.........................................................................2
                  1.3      Closing of the Merger..................................................................2
                  1.4      Effects of the Merger..................................................................2
                  1.5      Formation of Newco and Merger Subs; Certificate of Incorporation and
                           Bylaws.................................................................................2
                  1.6      Board of Directors and Officers of Newco, Merger Sub A and Merger Sub B ...............3
                  1.7      Conversion of Shares...................................................................4
                  1.8      Exchange of Certificates...............................................................5
                  1.9      Stock Options..........................................................................7
                  1.10     Taking of Necessary Action; Further Action.............................................9

ARTICLE 2
         REPRESENTATIONS AND WARRANTIES OF BRHZ...................................................................9
                  2.1      Organization and Qualification.........................................................9
                  2.2      Capitalization of BRHZ................................................................10
                  2.3      Authority Relative to this Agreement; Recommendation..................................11
                  2.4      SEC Reports; Financial Statements.....................................................11
                  2.5      Information Supplied..................................................................12
                  2.6      Consents and Approvals; No Violations.................................................12
                  2.7      No Default............................................................................13
                  2.8      No Undisclosed Liabilities; Absence of Changes........................................13
                  2.9      Litigation............................................................................14
                  2.10     Compliance with Applicable Law........................................................14
                  2.11     Employee Benefit Plans; Labor Matters.................................................15
                  2.12     Environmental Laws and Regulations....................................................16
                  2.13     Tax Matters...........................................................................17
                  2.14     Title to Property.....................................................................18
                  2.15     Intellectual Property.................................................................18
                  2.16     Insurance.............................................................................19
                  2.17     Material Contracts....................................................................19
                  2.18     Vote Required. .......................................................................20
                  2.19     Tax and Accounting Treatment..........................................................20
                  2.20     Affiliates............................................................................20
                  2.21     Certain Business Practices............................................................20
                  2.22     Insider Interests.....................................................................20
                  2.23     Opinion of Financial Adviser..........................................................21

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
                  2.24     Brokers...............................................................................21
                  2.25     Disclosure............................................................................21
                  2.26     No Existing Discussions...............................................................21

ARTICLE 3
         REPRESENTATIONS AND WARRANTIES OF CFAM..................................................................21
                  3.1      Organization and Qualification........................................................21
                  3.2      Capitalization of CFAM................................................................22
                  3.3      Authority Relative to this Agreement; Recommendation..................................23
                  3.4      SEC Reports; Financial Statements.....................................................23
                  3.5      Information Supplied..................................................................24
                  3.6      Consents and Approvals; No Violations.................................................24
                  3.7      No Default............................................................................25
                  3.8      No Undisclosed Liabilities; Absence of Changes........................................25
                  3.9      Litigation............................................................................26
                  3.10     Compliance with Applicable Law........................................................26
                  3.11     Employee Benefit Plans; Labor Matters.................................................27
                  3.12     Environmental Laws and Regulations....................................................29
                  3.13     Tax Matters...........................................................................29
                  3.14     Title to Property.....................................................................30
                  3.15     Intellectual Property.................................................................30
                  3.16     Insurance.............................................................................31
                  3.17     Material Contracts....................................................................31
                  3.18     Vote Required. .......................................................................32
                  3.19     Tax and Accounting Treatment..........................................................32
                  3.20     Affiliates............................................................................32
                  3.21     Certain Business Practices............................................................32
                  3.22     Insider Interests.....................................................................32
                  3.23     Opinion of Financial Adviser..........................................................32
                  3.24     Brokers...............................................................................32
                  3.25     Disclosure............................................................................32
                  3.26     No Existing Discussions...............................................................33

ARTICLE 4
         COVENANTS...............................................................................................33
                  4.1      Conduct of Business of BRHZ...........................................................33
                  4.2      Conduct of Business of CFAM...........................................................35
                  4.3      Preparation of S-4 and the Proxy Statement............................................37
                  4.4      No Solicitation by BRHZ...............................................................38
                  4.5      No Solicitation by CFAM...............................................................39
                  4.6      Meetings of Stockholders..............................................................41
                  4.7      Nasdaq Listing........................................................................42
                  4.8      Access to Information.................................................................42

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
                  4.9      Additional Agreements; Reasonable Efforts.............................................42
                  4.10     Employee Benefit Plans................................................................43
                  4.11     Public Announcements..................................................................43
                  4.12     Indemnification.......................................................................43
                  4.13     Notification of Certain Matters.......................................................45
                  4.14     Affiliates............................................................................45
                  4.15     Tax and Accounting Treatment..........................................................45
                  4.16     Employment Agreements.................................................................45
                  4.17     Pooling of Interests..................................................................46

ARTICLE 5
         CONDITIONS TO CONSUMMATION OF THE MERGER................................................................46
                  5.1      Conditions to Each Party's Obligations to Effect the Merger...........................46
                  5.2      Conditions to the Obligations of BRHZ.................................................47
                  5.3      Conditions to the Obligations of CFAM.................................................48

ARTICLE 6
         TERMINATION; AMENDMENT; WAIVER .........................................................................49
                  6.1      Termination...........................................................................49
                  6.2      Effect of Termination.................................................................50
                  6.3      Fees and Expenses.....................................................................51
                  6.4      Amendment.............................................................................51
                  6.5      Extension; Waiver.....................................................................51

ARTICLE 7
         MISCELLANEOUS...........................................................................................51
                  7.1      Nonsurvival of Representations and Warranties.........................................51
                  7.2      Entire Agreement; Assignment..........................................................52
                  7.3      Validity..............................................................................52
                  7.4      Notices...............................................................................52
                  7.5      Governing Law.........................................................................53
                  7.6      Descriptive Headings..................................................................53
                  7.7      Parties in Interest...................................................................53
                  7.8      Certain Definitions...................................................................53
                  7.9      Personal Liability....................................................................53
                  7.10     Specific Performance..................................................................54
                  7.11     Counterparts..........................................................................54



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EXHIBITS:

A.       Stock Option Agreements
B.       Form of Certificate of Incorporation of Newco
C.       Form of Bylaws of Newco
D.       Forms of Employment Agreements

SCHEDULES:

                 BRHZ Disclosure Schedule
                 CFAM Disclosure Schedule
Schedule 4.16    List of Persons to whom Newco shall offer employment agreements

                                       iv

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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 26, 1998, is between CORPORATEFAMILY Solutions, Inc., a Tennessee corporation ("CFAM"), and Bright Horizons, Inc., a Delaware corporation ("BRHZ").

         WHEREAS, the Boards of Directors of CFAM and BRHZ each have, in light of and subject to the terms and conditions set forth herein, (i) determined that the Merger (as defined below) is fair to their respective stockholders and in the best interests of such stockholders and (ii) approved the Merger in accordance with this Agreement;

         WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to CFAM's and BRHZ's willingness to enter into this Agreement, CFAM and BRHZ have each entered into a Stock Option Agreement dated as of the date hereof in the form of Exhibit A (collectively, the "Stock Option Agreements"), pursuant to which CFAM has granted to BRHZ an option to purchase CFAM Shares (as defined below) and pursuant to which BRHZ has granted to CFAM an option to purchase BRHZ Shares (as defined below);

         WHEREAS, it is intended that the Merger be treated as (i) a reorganization, for Federal income tax purposes, under the provisions of Section 368(a)(2)(E) the Internal Revenue Code of 1986, as amended (the "Code"), and
(ii) a "pooling of interests" for accounting purposes.

         WHEREAS, CFAM and BRHZ desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, CFAM and BRHZ hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the Tennessee Business Corporation Act (the "TBCA") and the General Corporation Law of the State of Delaware (the "DGCL"), two wholly owned subsidiaries, Merger Sub A, a Tennessee corporation and wholly owned subsidiary of Newco (defined below) ("Merger Sub A"), and Merger Sub B, a Delaware corporation and wholly owned subsidiary of Newco ("Merger Sub B"), shall be merged with and into CFAM (the "CFAM Merger") and BRHZ (the "BRHZ Merger", collectively the CFAM Merger and BRHZ Merger shall be referred to herein as the "Merger"), respectively, with each of CFAM and BRHZ continuing as the surviving corporations (each, a "Surviving Corporation"), wholly owned by Newco, and the separate corporate existence of each of Merger Sub A and Merger Sub B shall cease. Newco shall continue as the parent corporation, shall continue to be governed by the laws of


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the State of Delaware and shall be called "Bright Horizons Family Solutions,
Inc." The Merger is intended to qualify as a tax-free reorganization under
Section 368(a)(2)(E) of the Code.

         1.2 Effective Time. Subject to the terms and conditions set forth in this Agreement, Articles of Merger (the "Articles of Merger") and Certificates of Merger (each, a "Merger Certificate") shall be duly executed and acknowledged by each of CFAM, BRHZ, Merger Sub A and Merger Sub B, as applicable and thereafter the Articles of Merger reflecting the CFAM Merger shall be delivered to the Secretary of State of the State of Tennessee for filing pursuant to the TBCA on the Closing Date and the Merger Certificates reflecting the BRHZ Merger shall be delivered to the Secretary of State of the State of Delaware for filing pursuant to the DGCL on the Closing Date (as defined in Section 1.3). The Merger shall become effective at such time as a properly executed and certified copy of the Articles of Merger are duly filed by the Secretary of State of the State of Tennessee in accordance with the TBCA and the Merger Certificate is duly filed by the Secretary of State of the State of Delaware in accordance with the DGCL or such later time as the parties may agree upon and set forth in the Articles of Merger and the Merger Certificate (the time at which the Merger becomes effective shall be referred to herein as the "Effective Time").

         1.3 Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article 5 (the "Closing Date"), at the offices of Bass, Berry & Sims PLC, 2700 First American Center, Nashville, TN, unless another time, date or place is agreed to in writing by the parties hereto.

         1.4 Effects of the Merger. The Merger shall have the effects set forth in the TBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of each of Merger Sub A and Merger Sub B shall vest in the respective Surviving Corporations, and all debts, liabilities and duties of each of Merger Sub A and Merger Sub B shall become the debts, liabilities and duties of the respective Surviving Corporations.

         1.5 Formation of Newco and Merger Subs; Certificate of Incorporation and Bylaws.

                  (a) Prior to the Effective Time, CFAM and BRHZ agree to take such action as is necessary to (i) form a new corporation under the laws of the State of Delaware ("Newco") that will be owned equally by CFAM and BRHZ; (ii) form two new corporations that are wholly owned subsidiaries of Newco to be Merger Sub A and Merger Sub B; and (iii) amend this Agreement to add each of Newco, Merger Sub A and Merger Sub B as a party. CFAM and BRHZ agree to take such action as is necessary to cause Newco, Merger Sub A and Merger Sub B to perform the various covenants and agreements contained herein which are contemplated herein to be performed by Newco, Merger Sub A and Merger Sub B. Any covenants or agreements of Newco, Merger Sub A and Merger Sub B contained herein shall be binding on such entity as of the time such entity becomes a party to this Agreement.


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                  (b) The Certificate of Incorporation, in substantially the form attached hereto as Exhibit B, shall be the Certificate of Incorporation of Newco as of the Effective Time.

                  (c) The Bylaws of Newco, in substantially the form attached hereto as Exhibit C, shall be the Bylaws of Newco after the Effective Time.

                  (d) The Charter of Merger Sub A and the Certificate of Incorporation of Merger Sub B as in effect immediately prior to the Effective Time shall be the Charter and Certificate of Incorporation of the Surviving Corporations, respectively.

                  (e) The Bylaws of Merger Sub A and Merger Sub B immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporations, respectively.

         1.6 Board of Directors and Officers of Newco, Merger Sub A and Merger Sub B

                  (a) At or prior to the Effective Time, each of CFAM and BRHZ agrees to take such action as is necessary (i) to cause the number of directors comprising the full Board of Directors of Newco to be eleven
         (11) persons, (ii) to cause Marguerite W. Sallee and Robert D. Lurie (collectively, the "CFAM Designees") and Roger H. Brown and Linda A. Mason (collectively, the "BRHZ Designees") to be elected as directors of Newco (iii) to allow the CFAM and BRHZ Boards of Directors to respectively designate two director nominees, such nominees subject to the approval of the other party's Board of Directors, to be elected as directors of Newco (the "Board Designees") and (iv) to mutually agree to the selection of three persons to be elected as directors of Newco (the "Joint Designees"). In addition, CFAM and BRHZ, as the stockholders of Newco prior to the Effective Time, shall take all action necessary to cause, to the greatest extent practicable, the CFAM Designees, the BRHZ Designees, the Board Designees and the Joint Designees to serve in equal numbers in each of Newco's three classes of directors until the 1999 Annual Meeting, 2000 Annual Meeting and 2001 Annual Meeting. If any of the CFAM Designees, the BRHZ Designees or the Board Designees, respectively, shall decline or be unable to serve as a director prior to the Effective Time, CFAM (if such person was a CFAM Designee or a CFAM selected Board Designee) or BRHZ (if such person was a BRHZ Designee or a BRHZ selected Board Designee), as the case may be, shall nominate another person to serve in such person's stead which such person shall be subject to approval of the other party. If any of the Joint Designees shall decline or be unable to serve as a director prior to the Effective Time, both CFAM and BRHZ shall mutually agree upon another person to serve in such person's stead, such agreement to be in writing executed by an executive officer of each of CFAM and BRHZ. If any of the CFAM Designees, the BRHZ Designees or the Board Designees, respectively, shall decline or be unable to serve as a director during his or her initial term following the Effective Time, the remaining CFAM Designees (if such person was a CFAM Designee or a CFAM selected Board Designee), the BRHZ Designees (if such person was a BRHZ Designee or a BRHZ selected Board Designee), or the remaining members of the Board of Directors (if such person was a Joint Designee), as the case may be, shall nominate

                                        3

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         another person to serve in such person's stead, which such person shall be subject to the approval of the other party's designees.

                  (b) Prior to or at the Effective Time, the Newco Board shall take action to establish a Compensation Committee, an Audit Committee and a Nominating Committee of Newco as mutually proposed by the CFAM Designees and BRHZ Designees and approved by the Board of Directors of Newco.

                  (c) From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of CFAM and BRHZ shall be the same as those of Newco, and (ii) the directors of subsidiaries of BRHZ and CFAM shall be such persons who were serving in such capacities immediately prior to the Effective Time.

                  (d) From and after the Effective Time, and until successors are duly elected or appointed and qualified in accordance with applicable law, Linda A. Mason shall be Chairman of Newco, Marguerite
         W. Sallee shall be Chief Executive Officer of Newco, Roger H. Brown shall be President of Newco, Mary Ann Tocio shall be Chief Operating Officer of Newco, Michael E. Hogrefe shall be Chief Financial Officer of Newco and Steve Dreier shall be Chief Administrative Officer and Secretary of Newco. The above shall also hold such offices in Merger Sub A and Merger Sub B. The officers of Merger Sub A and Merger Sub B shall be the officers of the Surviving Corporations. Subject to the exercise of the fiduciary duties of the directors of Newco, Marguerite Sallee shall serve as the Chief Executive Officer for two and one-half years after the Effective Time, at which time Roger Brown will be named Chief Executive Officer, Marguerite Sallee shall continue to serve as a senior executive in the position of Chairman of the Board of Directors and Linda Mason will be named President and Vice Chairman.

                  (e) From and after the Effective Time, the existing officers of the subsidiaries of the surviving corporations shall continue to serve in such capacities at the pleasure of their respective boards of directors.

         1.7 Conversion of Shares.

                  (a) At the Effective Time, each share of common stock, no par value per share of CFAM (individually a "CFAM Share" and collectively, the "CFAM Shares") issued and outstanding immediately prior to the Effective Time shall, by virtue of the CFAM Merger and without any action on the part of CFAM, BRHZ, Newco or the holder thereof, be converted into and shall become 1.0 fully paid and nonassessable share of common stock, par value $0.01 per share, of Newco (individually a "Newco Share" and collectively, the "Newco Shares").


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                  (b) At the Effective Time, each share of common stock, par value $.01 per share, of BRHZ (individually a "BRHZ Share" and collectively, the "BRHZ Shares") issued and outstanding immediately prior to the Effective Time (other than BRHZ Shares held in BRHZ's treasury) shall, by virtue of the BRHZ Merger and without any action on the part of CFAM, Newco, BRHZ or the holder thereof, be converted into and shall become 1.15022 fully paid and nonassessable Newco Shares. CFAM Shares and BRHZ Shares are sometimes referred to collectively herein as "Shares."

                  (c) At the Effective Time, each outstanding share of the common stock of any subsidiaries of CFAM and BRHZ shall remain outstanding.

                  (d) At the Effective Time, each BRHZ Share held in the treasury of BRHZ and each Newco Share held by CFAM or BRHZ immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Newco, CFAM or BRHZ be canceled, retired and cease to exist and no payment shall be made with respect thereto.

                  (e) At the Effective Time, (i) each share of common stock, no par value per share, of Merger Sub A issued and outstanding immediately prior to the Effective Time shall, by virtue of the CFAM Merger and without any action on the part of Newco, CFAM or Merger Sub A, be converted into and shall become 1.0 fully paid and nonassessable CFAM Share and (ii) each share of common stock, par value $.01 per share, of Merger Sub B issued and outstanding immediately prior to the Effective Time shall, by virtue of the BRHZ Merger and without any action on the part of Newco, BRHZ or Merger Sub B, be converted into and shall become
         1.0 fully paid and nonassessable BRHZ Share.

         1.8 Exchange of Certificates.

                  (a) Prior to the Effective Time, Newco shall enter into an agreement with, and shall deposit with such agent or agents as may be satisfactory to CFAM and BRHZ (the "Exchange Agent"), for the benefit of the holders of CFAM Shares and BRHZ Shares, for exchange through the Exchange Agent in accordance with this Article 1: (i) certificates representing the appropriate number of Newco Shares to be issued to holders of CFAM Shares and to holders of BRHZ Shares and (ii) cash to be paid in lieu of fractional Newco Shares (such Newco Shares and such cash is hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.7 in exchange for outstanding CFAM Shares and BRHZ Shares.

                  (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding CFAM Shares or BRHZ Shares (the "Certificates") whose shares were converted into the right to receive Newco Shares pursuant to Section 1.7: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates

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



         to the Exchange Agent and shall be in such form and have such other provisions as CFAM and BRHZ may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Newco Shares. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Newco Shares and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional Newco Share, which such holder has the right to receive pursuant to the provisions of this Article 1, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of CFAM Shares or BRHZ Shares which is not registered in the transfer records of either CFAM or BRHZ, a certificate representing the proper number of Newco Shares may be issued to a transferee if the Certificate representing such CFAM Shares or BRHZ Shares is presented to the Exchange Agent, accompanied by all documents required by the Exchange Agent or Newco to evidence and effect such transfer and by evidence that any applicable stock transfer or other taxes have been paid. Until surrendered as contemplated by this Section 1.8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing Newco Shares and cash in lieu of any fractional Newco Shares as contemplated by this Section 1.8.

                  (c) No dividends or other distributions declared or made after the Effective Time with respect to Newco Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Newco Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.8(f) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Newco Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional Newco Share to which such holder is entitled pursuant to Section 1.8(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Newco Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Newco Shares.

                  (d) In the event that any Certificate for CFAM Shares or BRHZ Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof such Newco Shares and cash in lieu of fractional Newco Shares, if any, as may be required pursuant to this Agreement; provided, however, that Newco or the Exchange Agent, may, in its respective discretion, require the delivery of a suitable bond, opinion or indemnity.


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



                  (e) All Newco Shares issued upon the surrender for exchange of CFAM Shares or BRHZ Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.8(c) or 1.8(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such CFAM Shares or BRHZ Shares. There shall be no further registration of transfers on the stock transfer books of either of CFAM or BRHZ of the CFAM Shares or BRHZ Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Newco for any reason, they shall be canceled and exchanged as provided in this Article 1.

                  (f) No fractional Newco Shares shall be issued in the Merger, but in lieu thereof each holder of CFAM Shares or BRHZ Shares otherwise entitled to a fractional Newco Share shall, upon surrender of its, his or her Certificate or Certificates, be entitled to receive an amount of cash rounded to the nearest cent (without interest) determined by multiplying the fair market value of a Newco Share as determined by the Newco Board of Directors by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities which would otherwise be caused by the issuance of fractional shares.

                  (g) Any portion of the Exchange Fund which remains undistributed to the stockholders of either CFAM or BRHZ for six months after the Effective Time shall be delivered to Newco, upon demand, and any stockholders of either CFAM or BRHZ who have not theretofore complied with this Article 1 shall thereafter look only to Newco for payment of their claim for Newco Shares, any cash in lieu of fractional Newco Shares and any applicable dividends or distributions with respect to Newco Shares, as the case may be.

                  (h) Neither Newco, CFAM nor BRHZ shall be liable to any holder of CFAM Shares, BRHZ Shares or Newco Shares, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.9 Stock Options.

                  (a) At the Effective Time, each outstanding option to purchase CFAM Shares (a "CFAM Stock Option" or collectively, "CFAM Stock Options") issued pursuant to the CFAM 1987 Stock Option Plan, the CFAM 1996 Stock Incentive Plan, the CFAM 1997 Stock Incentive Plan, the CFAM 1997 Outside Directors' Stock Incentive Plan and all other contractual grants, whether vested or unvested, shall be assumed by Newco (all of such plans or agreements pursuant to which any CFAM Stock Option has been issued or may be issued are referred to collectively as the "CFAM Plans"). Each CFAM Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such CFAM Stock Option, the same number of Newco Shares as the holder

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



         of such CFAM Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the CFAM Shares otherwise purchasable pursuant to such CFAM Stock Option divided by (z) the number of Newco Shares deemed purchasable pursuant to such CFAM Stock Option; provided, however, that in the case of any option to which section 421 of the Code applies by reason of its qualification under section 422 of the Code ("incentive stock options" or "ISOs"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with section 424(a) of the Code.

                  (b) At the Effective Time, each outstanding option to purchase BRHZ Shares (a "BRHZ Stock Option" or collectively, "BRHZ Stock Options") issued pursuant to the BRHZ 1987 Stock Option and Incentive Plan, the BRHZ 1996 Equity Incentive Plan and the BRHZ 1997 Equity Incentive Plan, whether vested or unvested, shall be assumed by Newco (all of such plans or agreements pursuant to which any BRHZ Stock Option has been issued or may be issued are referred to collectively as the "BRHZ Plans"). Each BRHZ Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such BRHZ Stock Option, the same number of Newco Shares (rounded down to the nearest whole share) as the holder of such BRHZ Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share (rounded down to the nearest whole cent) equal to (y) the aggregate exercise price for the BRHZ Shares otherwise purchasable pursuant to such BRHZ Stock Option divided by (z) the number of full Newco Shares deemed purchasable pursuant to such BRHZ Stock Option; provided, however, that in the case of any ISO, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with section 424(a) of the Code.

                  (c) As soon as practicable after the Effective Time, Newco shall deliver to the holders of CFAM Stock Options and BRHZ Stock Options appropriate notices setting forth such holders' rights pursuant to the respective CFAM Plans and BRHZ Plans and the agreements evidencing the grants of such CFAM Options and BRHZ Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.9 after giving effect to the Merger). Newco shall comply with the terms of the CFAM Plans and BRHZ Plans and ensure, to the extent required by, and subject to the provisions of, such Plans, that CFAM Stock Options and BRHZ Stock Options which qualified as incentive stock options immediately prior to the Effective Time continue to qualify as incentive stock options of Newco after the Effective Time.

                  (d) Newco shall take all corporate action necessary to reserve for issuance a sufficient number of Newco Shares for delivery upon exercise of CFAM Stock Options and BRHZ Stock Options assumed in accordance with this Section 1.9. As soon as practicable after the Effective Time, Newco shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the Newco Shares subject to any CFAM Stock Options and BRHZ Stock Options held by persons who are or were directors, officers or employees of CFAM or BRHZ or their subsidiaries and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, Newco shall administer CFAM Plans and BRHZ Plans assumed pursuant to this Section 1.9 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, to the extent the applicable CFAM Plan and BRHZ Plan complied with such rule immediately prior to the Merger.

         1.10 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, Newco, CFAM or BRHZ reasonably determines that any deeds, assignments, or instruments or confirmations of transfer are necessary or desirable to carry out the purposes of this Agreement and to vest Newco with full right, title and possession to all assets, property, rights, privileges, powers and franchises of CFAM or BRHZ, the officers and directors of Newco, CFAM and BRHZ are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action.

                                    ARTICLE 2

                     REPRESENTATIONS AND WARRANTIES OF BRHZ

         Except as set forth on the Disclosure Schedule delivered by BRHZ to CFAM (the "BRHZ Disclosure Schedule"), BRHZ hereby represents and warrants to CFAM as follows:

         2.1 Organization and Qualification.

                  (a) Each of BRHZ and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on BRHZ. When used in connection with BRHZ, the term "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of BRHZ and its subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any businesses in which BRHZ and its subsidiaries are engaged, or (ii) that may impair the ability of BRHZ to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                  (b) BRHZ has heretofore delivered to CFAM accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of BRHZ. Each of BRHZ and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on BRHZ.
         Section 2.1 of the BRHZ Disclosure Schedule sets forth a list of the BRHZ subsidiaries.

         2.2 Capitalization of BRHZ.

                  (a) As of March 31, 1998, the authorized capital stock of BRHZ consists of: (i) Twelve Million (12,000,000) BRHZ Shares, of which 5,600,738 BRHZ Shares were issued and outstanding and (ii) Three Million (3,000,000) shares of Preferred Stock, par value $.01 per share, no shares of which are outstanding. All of the outstanding BRHZ Shares have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. As of March 31, 1998, 793,340 BRHZ Shares were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding BRHZ Stock Options issued pursuant to the BRHZ Plans.

                  (b) BRHZ is the record and beneficial owner of all of the issued and outstanding shares of capital stock of its subsidiaries.

                  (c) Between March 31, 1998 and the date hereof, no shares of BRHZ's capital stock have been issued other than pursuant to BRHZ Stock Options already in existence on such date, and, between March 31, 1998 and the date hereof, no BRHZ Stock Options have been granted. Except as set forth in Section 2.2(a) above, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of BRHZ, (ii) securities of BRHZ convertible into or exchangeable for shares of capital stock or voting securities of BRHZ, (iii) options or other rights to acquire from BRHZ or its subsidiaries, or obligations of BRHZ or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of BRHZ, or (iv) equity equivalents, interests in the ownership or earnings of BRHZ or its subsidiaries or other similar rights (collectively, "BRHZ Securities"). As of the date hereof there are no outstanding obligations of BRHZ or any of its subsidiaries to repurchase, redeem or otherwise acquire any BRHZ Securities or stockholder agreements, voting trusts or other agreements or understandings to which BRHZ is a party or by which it is bound relating to the voting or registration of any shares of capital stock of BRHZ.

                  (d) There are no securities of BRHZ convertible into or exchangeable for, no options or other rights to acquire from BRHZ, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of BRHZ.

                  (e) The BRHZ Shares constitute the only class of equity securities of BRHZ registered or required to be registered under the Exchange Act.

                  (f) BRHZ does not own directly or indirectly more than fifty percent (50%) of the outstanding voting securities or interests (including membership interests) of any entity other than the BRHZ subsidiaries reflected in Section 2.1 of the BRHZ Disclosure Schedule.

         2.3 Authority Relative to this Agreement; Recommendation.

                  (a) BRHZ has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of BRHZ (the "BRHZ Board"), and no other corporate proceedings on the part of BRHZ are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except, as referred to in Section 2.18, the approval and adoption of this Agreement by the holders of at least a majority of the then outstanding BRHZ Shares. This Agreement has been duly and validly executed and delivered by BRHZ and constitutes a valid, legal and binding agreement of BRHZ, enforceable against BRHZ in accordance with its terms.

                  (b) The BRHZ Board has resolved to recommend that the stockholders of BRHZ approve and adopt this Agreement.

         2.4 SEC Reports; Financial Statements.

                  (a) BRHZ has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since November 7, 1997, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act (and the rules and regulations promulgated thereunder, respectively), each as in effect on the dates such forms, reports and documents were filed. BRHZ has heretofore delivered or promptly will deliver prior to the Effective Date to Newco and CFAM, in the form filed with the SEC (including any amendments thereto but excluding any exhibits), (i) all definitive proxy statements relating to BRHZ's meetings of stockholders (whether annual or special) held since November 7, 1997 and (ii) all other reports or registration statements filed by BRHZ with the SEC since November 7, 1997 (all of the foregoing, collectively, the "BRHZ SEC Reports"). None of such BRHZ SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of BRHZ included in the BRHZ SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of BRHZ and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended, subject in the case of interim financial statements to the absence of footnotes and to normal year-end audit adjustments. All material agreements, contracts and other documents required to be filed as exhibits to any of the BRHZ SEC Reports have been so filed. These representations shall be deemed to be made with respect to the BRHZ SEC Reports filed subsequent to the date hereof at the time of their filing.

                  (b) BRHZ has heretofore made available or promptly will make available to Newco and CFAM a complete and correct copy of any amendments or modifications, which are required to be filed with the SEC but have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by BRHZ with the SEC pursuant to the Exchange Act.

         2.5 Information Supplied. None of the information supplied or to be supplied by BRHZ for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Newco in connection with the issuance of Newco Shares in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the proxy statement relating to the meeting of BRHZ's stockholders and the meeting of CFAM's stockholders to be held in connection with the Merger (the "Proxy Statement") will, at the date mailed to stockholders of BRHZ and CFAM and at the times of the meeting or meetings of stockholders of BRHZ and CFAM to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the meeting of BRHZ's stockholders to vote on the Merger, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

         2.6 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the rules of the National Association of Securities Dealers, Inc. ("NASD"), the filing and recordation of the Merger Certificate, the Articles of Merger as required by the DGCL and TBCA and state and/or local governmental entities regarding licensure for child care operations, respectively, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by BRHZ of this Agreement or the consummation by BRHZ of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on BRHZ.

         Neither the execution, delivery and performance of this Agreement by BRHZ nor the consummation by BRHZ of the transactions contemplated hereby will
(i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of BRHZ or any of BRHZ's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien (as defined below)) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which BRHZ or any of BRHZ's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to BRHZ or any of BRHZ's subsidiaries or any of their respective properties or assets, except in the case of (ii) or
(iii) for violations, breaches or defaults listed on Schedule 2.6 to the BRHZ Disclosure Schedule or which would not have a Material Adverse Effect on BRHZ. For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         2.7 No Default. None of BRHZ or any of its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which BRHZ or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to BRHZ, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on BRHZ. Each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which BRHZ or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound that is material to BRHZ and its subsidiaries, taken as a whole, and that has not expired is in full force and effect and is not subject to any material default thereunder of which BRHZ is aware by any party obligated to BRHZ or any subsidiary thereunder.

         2.8 No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by BRHZ in the BRHZ SEC Reports filed prior to the date hereof, as of June 30, 1997, none of BRHZ or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of BRHZ and its consolidated subsidiaries (including the notes thereto) or which would have a Material Adverse Effect on BRHZ. Except as publicly disclosed by BRHZ in the BRHZ SEC Reports filed prior to the date hereof, since June 30, 1997, none of BRHZ or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to BRHZ or its subsidiaries having or which could reasonably be expected to have, a Material Adverse Effect on BRHZ. Except as and to the extent publicly disclosed by BRHZ in the BRHZ SEC Reports filed prior to the date hereof, since June 30, 1997, there has not been (i) any material change by BRHZ in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles), (ii) any revaluation by BRHZ of any of its assets having a Material Adverse Effect on BRHZ, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or (iii) any other action or event that would have required the consent of any other party hereto pursuant to Section 4.1 of this Agreement had such action or event occurred after the date of this Agreement.

         2.9 Litigation. Except as publicly disclosed by BRHZ in the BRHZ SEC Reports filed prior to the date hereof, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of BRHZ, threatened against BRHZ or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on BRHZ or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by BRHZ in the BRHZ SEC Reports filed prior to the date hereof, none of BRHZ or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on BRHZ or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

         2.10 Compliance with Applicable Law. Except as publicly disclosed by BRHZ in the BRHZ SEC Reports filed prior to the date hereof, BRHZ and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "BRHZ Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on BRHZ. Except as publicly disclosed by BRHZ in the BRHZ SEC Reports filed prior to the date hereof, BRHZ and its subsidiaries are in compliance with the terms of the BRHZ Permits, except where the failure so to comply would not have a Material Adverse Effect on BRHZ. Except as publicly disclosed by BRHZ in the BRHZ SEC Reports filed prior to the date hereof, the businesses of BRHZ and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future cannot reasonably be expected to, have a Material Adverse Effect on BRHZ. Except as publicly disclosed by BRHZ in the BRHZ SEC Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to BRHZ or its subsidiaries is pending or, to the knowledge of BRHZ, threatened, nor, to the knowledge of BRHZ, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which BRHZ reasonably believes will not have a Material Adverse Effect on BRHZ.

2.11 Employee Benefit Plans; Labor Matters.

         (a) The BRHZ Disclosure Schedule lists each employment, bonus, deferred compensation, pension, stock option, stock appreciation right, profit-sharing or retirement plan, arrangement or practice, each medical, vacation, retiree medical, severance pay plan, and each other agreement or fringe benefit plan, arrangement or practice, of BRHZ, whether formal or informal, which affects one or more of its employees, including all "employee benefit plans" as defined by
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, the "BRHZ Plans").

         (b) Copies of each such BRHZ Plan requested by CFAM have heretofore been delivered to CFAM. For each BRHZ Plan which is an "employee benefit plan" under Section 3(3) of ERISA, BRHZ has made available to CFAM correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report (including all applicable schedules), and all related trust agreements, insurance contracts and funding agreements which implement each such BRHZ Plan.

         (c) BRHZ does not have any commitment, whether formal or informal, (i) to create any additional such BRHZ Plan; (ii) to modify or change any such BRHZ Plan; or (iii) to maintain for any period of time any such BRHZ Plan.

         (d) There are no BRHZ Plans which are subject to Title IV of ERISA or the minimum funding standards of Section 412 of the Code. Neither BRHZ nor any BRHZ Plan nor any trustee, administrator, fiduciary or sponsor of any BRHZ Plan has engaged in any prohibited transactions as defined in Section 406 of ERISA or
Section 4975 of the Code for which there is no statutory exemption in Section 408 of ERISA or Section 4975 of the Code; all filings, reports and descriptions as to such BRHZ Plans (including Form 5500 Annual Reports, Summary Plan Descriptions, PBCG-1's and Summary Annual Reports) required to have been made or distributed to participants, the Internal Revenue Service, the United States Department of Labor and other governmental agencies have been made in a timely manner or will be made on or prior to the Closing Date; there is no material litigation, disputed claim, governmental proceeding or investigation pending or threatened with respect to any of such BRHZ Plans, the related trusts, or any fiduciary, trustee, administrator or sponsor of such BRHZ Plans; such BRHZ Plans have been established, maintained and administered in all material respects in accordance with their governing documents and applicable provisions of ERISA and the Code and Treasury Regulations promulgated thereunder; there has been no "Reportable Event" as defined in Section 4043 of ERISA with respect to any BRHZ Pension plan that has not been waived by the Pension Benefit Guaranty Corporation; and each BRHZ Pension plan and each BRHZ Plan which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service.

         (e) The consummation of the transactions on the part of BRHZ contemplated by this Agreement will not (i) result in the payment or series of payments by BRHZ to any employee or other person of an "excess parachute payment" within the meaning of Section 280G of the Code, (ii) entitle any employee or former employee of BRHZ to severance pay, unemployment compensation or any other payment, and (iii) accelerate the time of payment or vesting of any stock option, stock appreciation right, deferred compensation or other employee benefits under any BRHZ Plan (including vacation and sick pay).

         (f) None of the BRHZ Plans which are "welfare benefit plans," within the meaning of Section 3(1) of ERISA, provide for continuing benefits or coverage after termination or retirement from employment, except for COBRA rights under a "group health plan" as defined in Code Section 4980B(g) and ERISA
Section 607.

         (g) Neither BRHZ nor any other entity required to be aggregated with BRHZ under Code Section 414(b), (c), (m) or (n) ("ERISA Affiliate") has ever participated in or withdrawn from a multi-employer plan as defined in Section 4001(a)(3) of Title IV of ERISA, and neither BRHZ nor any ERISA Affiliate has incurred and does not presently owe any liability as a result of any partial or complete withdrawal by any employer from such a multi-employer plan as described under Sections 4201, 4203, or 4205 of ERISA.

         (h) There are no collective bargaining agreements in effect between BRHZ and labor unions or organizations representing any of BRHZ's employees. During the past seven years, there has been no request for collective bargaining or for an employee election from any employee, union or the National Labor Relations Board. In addition, (i) BRHZ is in compliance with all federal, state and local laws, rules and regulations relating to employees' employment and/or employment relationships, including, without limitation, wage related laws, anti-discrimination laws, employee safety laws and COBRA (defined herein to mean the requirements of Code Section 4980B, Proposed Treasury Regulation Section 1.162-26 and Part 6 of Subtitle B of Title I of ERISA), and is not engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against BRHZ pending or threatened before the National Labor Relations Board or the United States Department of Labor; (iii) there is no labor strike, dispute, slowdown or stoppage in progress or threatened against or involving BRHZ; (iv) no question concerning representation has been raised or is threatened respecting the employees of BRHZ; (v) no grievance or arbitration proceeding is pending and no claim therefor exists; (vi) no private agreement restricts BRHZ from relocating, closing or terminating any of its operations or facilities; and
(vii) BRHZ has not in the past five years experienced any labor strike, dispute, slowdown, stoppage or other labor difficulty.

         2.12 Environmental Laws and Regulations.

                  (a) Except as publicly disclosed by BRHZ in the BRHZ SEC Reports filed prior to the date hereof, (i) BRHZ is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliances that would not reasonably be expected to have a Material Adverse Effect on BRHZ, which compliance includes, but is not limited to, the possession by BRHZ of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) BRHZ has not received written notice of, or, to the knowledge of BRHZ, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that could reasonably be expected to have a Material Adverse Effect on BRHZ; and (iii) to the knowledge of BRHZ, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

                  (b) Except as publicly disclosed by BRHZ, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on BRHZ that are pending or, to the knowledge of BRHZ, threatened against BRHZ or, to the knowledge of BRHZ, against any person or entity whose liability for any Environmental Claim BRHZ has or may have retained or assumed either contractually or by operation of law.

                  (c) BRHZ is not presently and has not in the past owned any real property on which any above ground or underground storage tanks are located, on which any such tanks were located during BRHZ's ownership of such real property.

                  (d) To the knowledge of BRHZ, no materials listed in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601 et seq. ("CERCLA"), nor any other substance, material or waste defined as toxic or hazardous under any Environmental Law, including, but not limited to asbestos ("Hazardous Materials"), have been disposed on any real property or affixed to any improvements on any real property owned or operated by BRHZ.

                  (e) BRHZ does not and has not at any time generated, used, treated, or otherwise handled any Hazardous Materials except for de minimis amounts of Hazardous Materials handled in the normal course of a typical office operation.

         2.13 Tax Matters.

                  (a) (i) BRHZ and each of its subsidiaries has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns (as defined herein) with respect to Taxes (as defined herein) of BRHZ and each of its subsidiaries, and all Tax Returns were in all material respects true, complete and correct; (ii) all material Taxes with respect to BRHZ and each of its subsidiaries have been paid in full or have been provided for in accordance with GAAP on BRHZ's most recent balance sheet which is part of the BRHZ SEC Documents; (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to BRHZ or its subsidiaries; (iv) to the knowledge of BRHZ none of the Tax Returns of or with respect to BRHZ or any of its subsidiaries is currently being audited or examined by any Governmental Entity; (v) no deficiency for any income or other material Taxes has been assessed with respect to BRHZ or any of its subsidiaries which has not been abated or paid in full; (vi) no claim has ever been made by an authority in a jurisdiction where any of BRHZ or its subsidiaries does not file Tax Returns that it is or may be subject to taxation by such jurisdiction; and (vii) each of BRHZ and its subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, stockholder, or other third party.

                  (b) For purposes of this Agreement, (i) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and (ii) "Tax Return" shall mean any report, return, documents, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

         2.14 Title to Property. BRHZ and each of its subsidiaries have good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on BRHZ; and, to BRHZ's knowledge, all leases pursuant to which BRHZ or any of its subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of BRHZ, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which BRHZ or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Material Adverse Effect on BRHZ.

         2.15 Intellectual Property.

                  (a) All of BRHZ's and its subsidiaries' interests in all of BRHZ's and its subsidiaries' rights, title and interest in and to all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets, know how, methods or processes and other intellectual properties and proprietary information and any applications therefor that are material to its business as currently conducted (the "BRHZ Intellectual

         Property Rights") are free and clear of all liens and encumbrances (except for such liens and encumbrances that would not result in a BRHZ Material Adverse Effect) and the validity of the BRHZ Intellectual Property Rights and the title thereto of BRHZ or any subsidiary, as the case may be, is not being questioned in any litigation or administrative proceeding before any court or government agency.

                  (b) The conduct of the business of BRHZ and its subsidiaries as now conducted does not, to BRHZ's knowledge, infringe any valid patents, trademarks, trade names, service marks or copyrights or makes any unauthorized use of any trade secret, know how, methods or processes and any other intellectual properties or proprietary information of others. The consummation of the transactions completed hereby will not result in the loss or impairment of any BRHZ Intellectual Property Rights.

                  (c) Each of BRHZ and its subsidiaries has taken steps it believes appropriate to protect and maintain its trade secrets, know how, methods or processes as such, except in cases where BRHZ has elected to rely on patent or copyright protection in lieu of trade secret protection.

                  (d) No current licenses for the use of any BRHZ Intellectual Property Rights have been granted by BRHZ or any of its subsidiaries, as the case may be, to any third parties.

         2.16 Insurance. BRHZ and its subsidiaries maintain general liability and other business insurance that BRHZ believes to be reasonably prudent for its business.

         2.17 Material Contracts.

                  (a) BRHZ has delivered or otherwise will make available to CFAM true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which BRHZ is a party affecting the obligations of any party thereunder) to which BRHZ or any of its subsidiaries is a party or by which any of their properties or assets are bound that are, material to the business, properties or assets of BRHZ and its subsidiaries taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of BRHZ and its subsidiaries taken as a whole, all: (i) Material Contracts as set forth in Item 601(b)(10) of Regulation S-K of the SEC; (ii) written and oral agreements, contracts and commitments to which BRHZ is a party, together with all amendments thereto, for the operation and/or management of child care centers (the "Management Contracts"); and (iii) written and oral agreements, contacts and commitments to which BRHZ is a party, together with all amendments thereto, to provide consulting services, technical or other activities (other than Management Contracts) (collectively, together with any such contracts entered into in accordance with Section 4.1 hereof, the "BRHZ Contracts"). Neither BRHZ nor any of its subsidiaries is a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

                  (b) Each of the BRHZ Contracts is valid and enforceable in accordance with its terms, and there is no default under any BRHZ Contract so listed either by BRHZ or, to the knowledge of BRHZ, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by BRHZ or, to the knowledge of BRHZ, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on BRHZ.

                  (c) No party to any such BRHZ Contract has given notice to BRHZ of or made a claim against BRHZ with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on BRHZ.

         2.18 Vote Required. The affirmative vote of the holders of at least a majority of the outstanding BRHZ Shares is the only vote of the holders of any class or series of BRHZ's capital stock necessary to approve and adopt this Agreement and the Merger.

         2.19 Tax and Accounting Treatment. Neither BRHZ nor, to the knowledge of BRHZ, any of its affiliates has taken or agreed to take any action that would prevent the Merger from (i) constituting a reorganization qualifying under the provisions of Section 368(a) of the Code, or (ii) being accounted for as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretive releases issued pursuant thereto, and the pronouncements of the SEC. Price Waterhouse LLP has delivered to BRHZ a letter confirming that BRHZ is a poolable entity.

         2.20 Affiliates. Except for the directors and executive officers of BRHZ, there are no persons who, to the knowledge of BRHZ, may be deemed to be affiliates of BRHZ under Rule 1-02(b) of Regulation S-X of the SEC (the "BRHZ Affiliates").

         2.21 Certain Business Practices. None of BRHZ, any of its subsidiaries or any directors, officers, agents or employees of BRHZ or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or (iii) made any other unlawful payment.

         2.22 Insider Interests. No officer, director or other affiliate of BRHZ has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or BRHZ Intellectual Property Rights, used in or pertaining to the business of

BRHZ or any subsidiary, except for the ordinary rights of a stockholder or employee stock option holder.

         2.23 Opinion of Financial Adviser. BT Alex. Brown Incorporated (the "BRHZ Financial Adviser") has delivered to the BRHZ Board its written opinion, dated as of the date of this Agreement, to the effect that, as of such date, the exchange ratio contemplated by the Merger is fair to the holders of BRHZ Shares from a financial point of view.

         2.24 Brokers. No broker, finder or investment banker (other than the BRHZ Financial Adviser, a true and correct copy of whose engagement agreement has been provided to CFAM) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BRHZ.

         2.25 Disclosure. No representation or warranty of BRHZ in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to CFAM pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

         2.26 No Existing Discussions. As of the date hereof, BRHZ is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any BRHZ Takeover Proposal (as defined in Section 4.4).


                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF CFAM

         Except as set forth on the Disclosure Schedule delivered by CFAM to BRHZ (the "CFAM Disclosure Schedule"), CFAM hereby represents and warrants to BRHZ as follows:

         3.1 Organization and Qualification.

                  (a) Each of CFAM and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on CFAM. When used in connection with CFAM, the term "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of CFAM and its subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any businesses in which CFAM and its subsidiaries are engaged, or (ii) that may impair the ability of CFAM to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                  (b) CFAM has heretofore delivered to BRHZ accurate and complete copies of the Charter and Bylaws (or similar governing documents), as currently in effect, of CFAM. Each of CFAM and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on CFAM. Section 3.1 of the CFAM Disclosure Schedule sets forth a list of the CFAM subsidiaries.

         3.2 Capitalization of CFAM.

                  (a) As of April 3, 1998, the authorized capital stock of CFAM consists of (i) One Hundred Million (100,000,000) CFAM Shares, of which 4,608,280 CFAM Shares were issued and outstanding, and (ii) Ten Million (10,000,000) shares of Preferred Stock, no par value per share, no shares of which are outstanding. All of the outstanding CFAM Shares have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. As of April 3, 1998, 1,368,935 CFAM Shares were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding CFAM Stock Options issued pursuant to the CFAM Plans. As of April 3, 1998, 100,000 CFAM Shares were reserved for issuance pursuant to the CFAM Employee Stock Purchase Plan.

                  (b) CFAM is the record and beneficial owner of all of the issued and outstanding shares of capital stock of its subsidiaries.

                  (c) Between April 3, 1998 and the date hereof, no shares of CFAM's capital stock have been issued other than pursuant to CFAM Stock Options already in existence on such date, and, between April 3, 1998 and the date hereof, no CFAM Stock Options have been granted. Except as set forth in Section 3.2(a) above, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of CFAM, (ii) securities of CFAM convertible into or exchangeable for shares of capital stock or voting securities of CFAM, (iii) options or other rights to acquire from CFAM or its subsidiaries, or obligations of CFAM or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of CFAM, or (iv) equity equivalents, interests in the ownership or earnings of CFAM or its subsidiaries or other similar rights (collectively, "CFAM Securities"). As of the date hereof there are no outstanding obligations of CFAM or any of its subsidiaries to repurchase, redeem or otherwise acquire any CFAM Securities or stockholder agreements, voting trusts or other agreements or understandings to which CFAM is a party or by which it is bound relating to the voting or registration of any shares of capital stock of CFAM.

                  (d) There are no securities of CFAM convertible into or exchangeable for, no options or other rights to acquire from CFAM, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of CFAM.

                  (e) The CFAM Shares constitute the only class of equity securities of CFAM registered or required to be registered under the Exchange Act.

                  (f) CFAM does not own directly or indirectly more than fifty percent (50%) of the outstanding voting securities or interests (including membership interests) of any entity other than the CFAM subsidiaries reflected in Section 3.1 of the CFAM Disclosure Schedule.

         3.3 Authority Relative to this Agreement; Recommendation.

                  (a) CFAM has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of CFAM (the "CFAM Board"), and no other corporate proceedings on the part of CFAM are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except, as referred to in Section 3.18, the approval and adoption of this Agreement by the holders of at least a majority of the then outstanding CFAM Shares. This Agreement has been duly and validly executed and delivered by CFAM and constitutes a valid, legal and binding agreement of CFAM, enforceable against CFAM in accordance with its terms.

                  (b) The CFAM Board has resolved to recommend that the stockholders of CFAM approve and adopt this Agreement.

         3.4 SEC Reports; Financial Statements.

                  (a) CFAM has filed all required forms, reports and documents with the SEC since August 13, 1997, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act (and the rules and regulations promulgated thereunder, respectively), each as in effect on the dates such forms, reports and documents were filed. CFAM has heretofore delivered or promptly will deliver prior to the Effective Date to Newco and BRHZ, in the form filed with the SEC (including any amendments thereto but excluding any exhibits), (i) its Annual Report on Form 10-K for the fiscal year ended January 2, 1998, (ii) all definitive proxy statements relating to CFAM's meetings of stockholders (whether annual or special) held since August 13, 1997 and (iii) all other reports or registration statements filed by CFAM with the SEC since August 13, 1997 (all of the foregoing, collectively, the "CFAM SEC Reports"). None of such CFAM SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of CFAM included in the CFAM SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of CFAM and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended, subject in the case of interim financial statements to the absence of footnotes and to normal year-end audit adjustments. All material agreements, contracts and other documents required to be filed as exhibits to any of the CFAM SEC Reports have been so filed. These representations shall be deemed to be made with respect to the CFAM SEC Reports filed subsequent to the date hereof at the time of their filing.

                  (b) CFAM has heretofore made available or promptly will make available to Newco and BRHZ a complete and correct copy of any amendments or modifications, which are required to be filed with the SEC but have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by CFAM with the SEC pursuant to the Exchange Act.

         3.5 Information Supplied. None of the information supplied or to be supplied by CFAM for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will, at the date mailed to stockholders of CFAM and BRHZ and at the times of the meeting or meetings of stockholders of CFAM and BRHZ to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the meeting of CFAM's stockholders to vote on the Merger, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

         3.6 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, the rules of the NASD, and the filing and recordation of the Merger Certificate and the Articles of Merger as required by the DGCL and TBCA and state and/or local governmental entities regarding licensure for child care operations, respectively, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by CFAM of this Agreement or the consummation by CFAM of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on CFAM.

         Neither the execution, delivery and performance of this Agreement by CFAM nor the consummation by CFAM of the transactions contemplated hereby will
(i) conflict with or result in any breach of any provision of the respective Charter or Bylaws (or similar governing documents) of CFAM or any of CFAM's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which CFAM or any of CFAM's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to CFAM or any of CFAM's subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults listed on Schedule 3.6 to the CFAM Disclosure Schedule or which would not have a Material Adverse Effect on CFAM.

         3.7 No Default. None of CFAM or any of its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Charter or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which CFAM or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to CFAM, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on CFAM. Each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which CFAM or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound that is material to CFAM and its subsidiaries taken as a whole and that has not expired is in full force and effect and is not subject to any material default thereunder of which CFAM is aware by any party obligated to CFAM or any subsidiary thereunder.

         3.8 No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by CFAM in the CFAM SEC Reports filed prior to the date hereof, as of January 2, 1998, none of CFAM or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of CFAM and its consolidated subsidiaries (including the notes thereto) or which would have a Material Adverse Effect on CFAM. Except as publicly disclosed by CFAM in the CFAM SEC Reports filed prior to the date hereof, since January 2, 1998, none of CFAM or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to CFAM or its subsidiaries having or which could reasonably be expected to have, a Material Adverse Effect on CFAM. Except as and to the extent publicly disclosed by CFAM in the CFAM SEC Reports filed prior to the date hereof, since January 2, 1998, there has not been (i) any material change by CFAM in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles), (ii) any revaluation by CFAM of any of its assets having a Material Adverse Effect on CFAM, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or (iii) any other action or event that would have required the consent of any other party hereto pursuant to Section 4.2 of this Agreement had such action or event occurred after the date of this Agreement.

         3.9 Litigation. Except as publicly disclosed by CFAM in the CFAM SEC Reports filed prior to the date hereof, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of CFAM, threatened against CFAM or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on CFAM or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by CFAM in the CFAM SEC Reports filed prior to the date hereof, none of CFAM or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on CFAM or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

         3.10 Compliance with Applicable Law. Except as publicly disclosed by CFAM in the CFAM SEC Reports filed prior to the date hereof, CFAM and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "CFAM Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on CFAM. Except as publicly disclosed by CFAM in the CFAM SEC Reports filed prior to the date hereof, CFAM and its subsidiaries are in compliance with the terms of the CFAM Permits, except where the failure so to comply would not have a Material Adverse Effect on CFAM. Except as publicly disclosed by CFAM in the CFAM SEC Reports filed prior to the date hereof, the businesses of CFAM and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future cannot reasonably be expected to, have a Material Adverse Effect on CFAM. Except as publicly disclosed by CFAM in the CFAM SEC Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to CFAM or its subsidiaries is pending or, to the knowledge of CFAM, threatened, nor, to the knowledge of CFAM, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which CFAM reasonably believes will not have a Material Adverse Effect on CFAM.

         3.11 Employee Benefit Plans; Labor Matters.

         (a) The CFAM Disclosure Schedule lists each employment, bonus, deferred compensation, pension, stock option, stock appreciation right, profit-sharing or retirement plan, arrangement or practice, each medical, vacation, retiree medical, severance pay plan, and each other agreement or fringe benefit plan, arrangement or practice, of CFAM, whether formal or informal, which affects one or more of its employees, including all "employee benefit plans" as defined by
Section 3(3) of ERISA (collectively, the "CFAM Plans"). All CFAM Plans which are subject to Title IV of ERISA or the minimum funding standards of Section 412 of the Code shall be referred to as the "CFAM Pension Plans."

         (b) Copies of each such CFAM Plan requested by BRHZ have heretofore been delivered to BRHZ. For each CFAM Plan which is an "employee benefit plan" under Section 3(3) of ERISA, CFAM has made available to BRHZ correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report (including all applicable schedules), and all related trust agreements, insurance contracts and funding agreements which implement each such CFAM Plan.

         (c) CFAM does not have any commitment, whether formal or informal, (i) to create any additional such CFAM Plan; (ii) to modify or change any such CFAM Plan; or (iii) to maintain for any period of time any such CFAM Plan. The CFAM Disclosure Schedule contains an accurate and complete description of the funding policies (and commitments, if any) of CFAM with respect to each such existing CFAM Plan.

         (d) CFAM has no unfunded past service liability in respect of any of its CFAM Plans; the actuarially computed value of vested benefits under any CFAM Pension Plan (determined in accordance with methods and assumptions utilized by the Pension Benefit Guaranty Corporation ("PBGC") applicable to a plan terminating on the date of determination) does not exceed the fair market value of the fund assets relating to such CFAM Pension Plan; neither CFAM nor any CFAM Plan nor any trustee, administrator, fiduciary or sponsor of any CFAM Plan has engaged in any prohibited transactions as defined in Section 406 of ERISA or
Section 4975 of the Code for which there is no statutory exemption in Section 408 of ERISA or Section 4975 of the Code; all filings, reports and descriptions as to such CFAM Plans (including Form 5500 Annual Reports, Summary Plan Descriptions, PBCG-1's and Summary Annual Reports) required to have been made or distributed to participants, the Internal Revenue Service, the United States Department of Labor and other governmental agencies have been made in a timely manner or will be made on or prior to the Closing Date; there is no material litigation, disputed claim, governmental proceeding or investigation pending or threatened with respect to any of such CFAM Plans, the related trusts, or any fiduciary, trustee, administrator or sponsor of such CFAM Plans; such CFAM Plans have been established, maintained and administered in all material respects in accordance with their governing documents and applicable provisions of ERISA and the Code and Treasury Regulations promulgated thereunder; there has been no "Reportable Event" as defined in Section 4043 of ERISA with respect to any CFAM Pension Plan that has not been waived by the Pension Benefit Guaranty Corporation; and each CFAM Pension Plan and each CFAM Plan which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service.

         (e) The consummation of the transactions on the part of CFAM contemplated by this Agreement will not (i) result in the payment or series of payments by CFAM to any employee or other person of an "excess parachute payment" within the meaning of Section 280G of the Code, (ii) entitle any employee or former employee of CFAM to severance pay, unemployment compensation or any other payment, and (iii) accelerate the time of payment or vesting of any stock option, stock appreciation right, deferred compensation or other employee benefits under any CFAM Plan (including vacation and sick pay).

         (f) None of the CFAM Plans which are "welfare benefit plans," within the meaning of Section 3(1) of ERISA, provide for continuing benefits or coverage after termination or retirement from employment, except for COBRA rights under a "group health plan" as defined in Code Section 4980B(g) and ERISA
Section 607.

         (g) Neither CFAM nor any ERISA Affiliate has ever participated in or withdrawn from a multi-employer plan as defined in Section 4001(a)(3) of Title IV of ERISA, and neither CFAM nor any ERISA Affiliate has incurred and does not presently owe any liability as a result of any partial or complete withdrawal by any employer from such a multi-employer plan as described under Sections 4201, 4203, or 4205 of ERISA.

         (h) No CFAM Pension Plan has been completely or partially terminated, nor to the knowledge of CFAM has any proceeding been instituted by the PBGC to terminate any such CFAM Pension Plan; neither CFAM nor any ERISA Affiliate has incurred, or presently owes, any liability to the PBGC or the Internal Revenue Service with respect to any CFAM Pension Plan including, but not by way of limitation, any liability for PBGC premiums or excise taxes under Code Section 4971.

         (i) There are no collective bargaining agreements in effect between CFAM and labor unions or organizations representing any of CFAM's employees. During the past seven years, there has been no request for collective bargaining or for an employee election from any employee, union or the National Labor Relations Board. In addition, (i) CFAM is in compliance with all federal, state and local laws, rules and regulations relating to employees' employment and/or employment relationships, including, without limitation, wage related laws, anti-discrimination laws, employee safety laws and COBRA, and is not engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against CFAM pending or threatened before the National Labor Relations Board or the United States Department of Labor; (iii) there is no labor strike, dispute, slowdown or stoppage in progress or threatened against or involving CFAM; (iv) no question concerning representation has been raised or is threatened respecting the employees of CFAM; (v) no grievance or arbitration proceeding is pending and no claim therefor exists; (vi) no private agreement restricts

CFAM from relocating, closing or terminating any of its operations or facilities; and (vii) CFAM has not in the past five years experienced any labor strike, dispute, slowdown, stoppage or other labor difficulty.

         3.12 Environmental Laws and Regulations.

                  (a) Except as publicly disclosed by CFAM in the CFAM SEC Reports filed prior to the date hereof, (i) CFAM is in material compliance with all applicable Environmental Laws, except for non-compliances that would not reasonably be expected to have a Material Adverse Effect on CFAM, which compliance includes, but is not limited to, the possession by CFAM of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) CFAM has not received written notice of, or, to the knowledge of CFAM, is the subject of, any Environmental Claim that could reasonably be expected to have a Material Adverse Effect on CFAM; and (iii) to the knowledge of CFAM, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

                  (b) Except as publicly disclosed by CFAM, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on CFAM that are pending or, to the knowledge of CFAM, threatened against CFAM or, to the knowledge of CFAM, against any person or entity whose liability for any Environmental Claim CFAM has or may have retained or assumed either contractually or by operation of law.

                  (c) CFAM is not presently and has not in the past owned any real property on which any above ground or underground storage tanks are located, or on which any such tanks were located during CFAM's ownership of such real property.

                  (d) To the knowledge of CFAM, no Hazardous Materials have been disposed on any real property or affixed to any improvements on any real property owned or operated by CFAM.

                  (e) CFAM does not and has not at any time generated, used, treated, or otherwise handled any Hazardous Materials except for de minimis amounts of Hazardous Materials handled in the normal course of a typical office operation.

         3.13 Tax Matters. (i) CFAM and each of its subsidiaries has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns with respect to Taxes of CFAM and each of its subsidiaries, and all Tax Returns were in all material respects true, complete and correct; (ii) all material Taxes with respect to CFAM and each of its subsidiaries have been paid in full or have been provided for in accordance with GAAP on CFAM's most recent balance sheet which is part of the CFAM SEC Documents; (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to CFAM or its subsidiaries; (iv) to the knowledge of CFAM none of the Tax Returns of or with respect to CFAM or any of its subsidiaries is currently being audited or examined by any Governmental Entity; (v) no deficiency for any income or other material Taxes has been assessed with respect to CFAM or any of its subsidiaries which has not been abated or paid in full; (vi) no claim has ever been made by an authority in a jurisdiction where any of CFAM or its subsidiaries does not file Tax Returns that it is or may be subject to taxation by such jurisdiction; and (vii) each of CFAM and its subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, stockholder, or other third party. .

         3.14 Title to Property. CFAM and each of its subsidiaries have good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on CFAM; and, to CFAM's knowledge, all leases pursuant to which CFAM or any of its subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of CFAM, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which CFAM or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Material Adverse Effect on CFAM.

         3.15 Intellectual Property.

                  (a) All of CFAM's and its subsidiaries' interests in all of CFAM's and its subsidiaries' rights, title and interest in and to all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets, know how, methods or processes and other intellectual properties and proprietary information and any applications therefor that are material to its business as currently conducted (the "CFAM Intellectual Property Rights") are free and clear of all liens and encumbrances (except for such liens and encumbrances that would not result in a CFAM Material Adverse Effect) and the validity of the CFAM Intellectual Property Rights and the title thereto of CFAM or any subsidiary, as the case may be, is not being questioned in any litigation or administrative proceeding before any court or government agency.

                  (b) The conduct of the business of CFAM and its subsidiaries as now conducted does not, to CFAM's knowledge, infringe any valid patents, trademarks, trade names, service marks or copyrights or makes any unauthorized use of any trade secret, know how, methods or processes and any other intellectual properties or proprietary information of others. The consummation of the transactions completed hereby will not result in the loss or impairment of any CFAM Intellectual Property Rights.

                  (c) Each of CFAM and its subsidiaries has taken steps it believes appropriate to protect and maintain its trade secrets, know how, methods or processes as such, except in cases where CFAM has elected to rely on patent or copyright protection in lieu of trade secret protection.

                  (d) No current licenses for the use of any CFAM Intellectual Property Rights have been granted by CFAM or any of its subsidiaries, as the case may be, to any third parties.

         3.16 Insurance. CFAM and its subsidiaries maintain general liability and other business insurance that CFAM believes to be reasonably prudent for its business.

         3.17 Material Contracts.

                  (a) CFAM has delivered or otherwise will make available to BRHZ true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which CFAM is a party affecting the obligations of any party thereunder) to which CFAM or any of its subsidiaries is a party or by which any of their properties or assets are bound that are, material to the business, properties or assets of CFAM and its subsidiaries taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of CFAM and its subsidiaries taken as a whole, all: (i) Material Contracts as set forth in Item 601(b)(10) of Regulation S-K of the SEC; (ii) Management Contracts; and (iii) written and oral agreements, contacts and commitments to which CFAM is a party, together with all amendments thereto, to provide consulting services, technical or other activities (other than Management Contracts) (collectively, together with any such contracts entered into in accordance with Section 4.2 hereof, the "CFAM Contracts"). Neither CFAM nor any of its subsidiaries is a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

                  (b) Each of the CFAM Contracts is valid and enforceable in accordance with its terms, and there is no default under any CFAM Contract so listed either by CFAM or, to the knowledge of CFAM, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by CFAM or, to the knowledge of CFAM, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on CFAM.

                  (c) No party to any such CFAM Contract has given notice to CFAM of or made a claim against CFAM with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on CFAM.

         3.18 Vote Required. The affirmative vote of the holders of at least a majority of the outstanding CFAM Shares is the only vote of the holders of any class or series of CFAM's capital stock necessary to approve and adopt this Agreement and the Merger.

         3.19 Tax and Accounting Treatment. Neither CFAM nor, to the knowledge of CFAM, any of its affiliates has taken or agreed to take any action that would prevent the Merger from (i) constituting a reorganization qualifying under the provisions of Section 368(a) of the Code, or (ii) being accounted for as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretive releases issued pursuant thereto, and the pronouncements of the SEC. Arthur Andersen LLP has delivered to CFAM a letter confirming the transaction being accounted for as a pooling of interests.

         3.20 Affiliates. Except for the directors and executive officers of CFAM, there are no persons who, to the knowledge of CFAM, may be deemed to be affiliates of CFAM under Rule 1-02(b) of Regulation S-X of the SEC (the "CFAM Affiliates").

         3.21 Certain Business Practices. None of CFAM, any of its subsidiaries or any directors, officers, agents or employees of CFAM or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA, or (iii) made any other unlawful payment.

         3.22 Insider Interests. No officer, director or other affiliate of CFAM has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or CFAM Intellectual Property Rights, used in or pertaining to the business of CFAM or any subsidiary, except for the ordinary rights of a stockholder or employee stock option holder.

         3.23 Opinion of Financial Adviser. NationsBanc Montgomery Securities LLC (the "CFAM Financial Adviser") has delivered to the CFAM Board its written opinion, dated as of the date of this Agreement, to the effect that, as of such date, the exchange ratio contemplated by the Merger is fair to the holders of CFAM Shares from a financial point of view.

         3.24 Brokers. No broker, finder or investment banker (other than the CFAM Financial Adviser, a true and correct copy of whose engagement agreement has been provided to BRHZ) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CFAM.

         3.25 Disclosure. No representation or warranty of CFAM in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to BRHZ pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

         3.26 No Existing Discussions. As of the date hereof, CFAM is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any CFAM Takeover Proposal (as defined in Section 4.5).


                                    ARTICLE 4

                                    COVENANTS

         4.1 Conduct of Business of BRHZ. Except as contemplated by this Agreement or as described in Section 4.1 of the BRHZ Disclosure Schedule, during the period from the date hereof to the Effective Time, BRHZ will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 4.1 of the BRHZ Disclosure Schedule, prior to the Effective Time, BRHZ will not, without the prior written consent of CFAM:

                  (a) amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for
         (i) the issuance and sale of BRHZ Shares pursuant to options previously granted under the BRHZ Plans; and (ii) the granting of stock options to employees in the ordinary course of business and consistent with past practices of BRHZ, provided that the aggregate number of BRHZ Shares issuable pursuant to such options shall not exceed 25,000;

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

                  (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of BRHZ (other than the Merger);

                  (e) (i) incur or assume any long-term or short-term debt other than in the ordinary course or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to, or investments in, any other person other than in the ordinary course;
         (iv) pledge or otherwise encumber shares of capital stock of BRHZ or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due or Liens in the ordinary course of business consistent with past practice);

                  (f) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation (except for salary adjustments for nonofficer employees in the ordinary course), severance, termination, stock option (except as contemplated by Section 4.1(b) above), stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment (except for entering into employment-at-will relationships for nonofficer employees), severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

                  (g) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions (other than in the ordinary course of business);

                  (h) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

                  (i) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

                  (j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof or any equity interest therein which, individually, is in excess of $750,000; (ii) enter into any contract or agreement, other than in the ordinary course of business consistent with past practice, which would be material to BRHZ; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $250,000 or, in the aggregate, are in excess of $1,000,000, except for such planned capital expenditures set forth on Schedule 4.1(j); provided, however that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts;

                  (k) make any tax election or settle or compromise any income tax liability material to BRHZ and its subsidiaries taken as a whole;

                  (l) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on BRHZ;

                  (m) make any amendments (other than such amendments effected in the ordinary course of business that will not materially adversely affect the contractual arrangement in question) or cause any breach of any BRHZ Contract; or

                  (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(m) or any action which would make any of the representations or warranties of BRHZ contained in this Agreement untrue or incorrect.

         4.2 Conduct of Business of CFAM. Except as contemplated by this Agreement or as described in Section 4.2 of the CFAM Disclosure Schedule, during the period from the date hereof to the Effective Time, CFAM will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 4.2 of the CFAM Disclosure Schedule, prior to the Effective Time, CFAM will not, without the prior written consent of BRHZ:

                  (a) amend its Charter or Bylaws (or other similar governing instrument);

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for
         (i) the issuance and sale of CFAM Shares pursuant to options previously granted under the CFAM Plans and (ii) the granting of stock options to employees in the ordinary course of business and consistent with past practices of CFAM, provided that the aggregate number of CFAM Shares issuable pursuant to such options shall not exceed 25,000;

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

                  (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of CFAM (other than the Merger);

                  (e) (i) incur or assume any long-term or short-term debt other than in the ordinary course or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to, or investments in, any other person other than in the ordinary course;
         (iv) pledge or otherwise encumber shares of capital stock of CFAM or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due or Liens in the ordinary course of business consistent with past practice);

                  (f) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation (except for salary adjustments for nonofficer employees in the ordinary course), severance, termination, stock option (except as contemplated by Section 4.2(b) above), stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment (except for entering into employment-at-will relationships for nonofficer employees), severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

                  (g) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions (other than in the ordinary course of business);

                  (h) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

                  (i) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

                  (j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof or any equity interest therein which, individually, is in excess of $750,000; (ii) enter into any contract or agreement, other than in the ordinary course of business consistent with past practice, which would be material to CFAM; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $250,000 or, in the aggregate, are in excess of $1,000,000; provided, however that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts;

                  (k) make any tax election or settle or compromise any income tax liability material to CFAM and its subsidiaries taken as a whole;

                  (l) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on CFAM;

                  (m) make any amendments (other than such amendments effected in the ordinary course of business that will not materially adversely affect the contractual arrangement in question) or cause any breach of any CFAM Contract; or

                  (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through 4.2(m) or any action which would make any of the representations or warranties of CFAM contained in this Agreement untrue or incorrect.

         4.3 Preparation of S-4 and the Proxy Statement. CFAM and BRHZ shall promptly prepare and file with the SEC the Proxy Statement, and the parties shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of the parties shall use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. The parties shall also use all reasonable efforts to take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Newco Shares in the Merger and upon the exercise of CFAM Stock Options and BRHZ Stock Options. Each party shall furnish all information concerning such party and the stockholders and holders of stock options of such party as may be reasonably requested in connection with any such action. CFAM and BRHZ agree that the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and each amendment or supplement thereto at the time of mailing thereof and at the time of the respective meetings of shareholders of CFAM and BRHZ, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

         4.4 No Solicitation by BRHZ.

                  (a) BRHZ shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any BRHZ Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any BRHZ Takeover Proposal; provided, however, that if, at any time, the Board of Directors of BRHZ determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to BRHZ's stockholders under applicable law, BRHZ may, in response to a BRHZ Superior Proposal (as defined in Section 4.4(b)) and subject to providing prior written notice of its decision to take such action to CFAM (the "BRHZ Notice") and compliance with Section 4.4(c), following delivery of the BRHZ Notice (x) furnish information with respect to BRHZ and its subsidiaries to any person making a BRHZ Superior Proposal pursuant to a customary confidentiality agreement (as determined by BRHZ after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such BRHZ Superior Proposal. For purposes of this Agreement, "BRHZ Takeover Proposal" means any inquiry, proposal or offer from any person relating to any BRHZ Takeover Event, and "BRHZ Takeover Event" means any (w) direct or indirect acquisition or purchase of a business that constitutes 30% or more of the net revenues, net income or the assets of BRHZ and its subsidiaries, taken as a whole, (x) direct or indirect acquisition or purchase of 30% or more of any class of equity securities of BRHZ or any of its subsidiaries whose business constitutes 30% or more of the net revenues, net income or assets of BRHZ and its subsidiaries, taken as a whole, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 30% or more of any class of equity securities of BRHZ or any of its subsidiaries whose business constitutes 30% or more of the net revenues, net income or assets of BRHZ and its subsidiaries, taken as a whole, or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving BRHZ or any of its subsidiaries whose business constitutes 30% or more of the net revenues, net income or assets of BRHZ and its subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

                  (b) Except as expressly permitted by this Section 4.4, neither the Board of Directors of BRHZ nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to CFAM, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any BRHZ Takeover Proposal or (iii) cause BRHZ to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "BRHZ Acquisition Agreement") related to any BRHZ Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of BRHZ determines in good faith, after consultation with outside counsel, that in light of a BRHZ Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to BRHZ's stockholders under applicable law, the Board of Directors of BRHZ may (subject to this and the following sentences) enter into a BRHZ Acquisition Agreement with respect to any BRHZ Superior Proposal, but only after the fifth business day following CFAM's receipt of written notice advising CFAM that the Board of Directors of BRHZ is prepared to accept a BRHZ Superior Proposal and only if, during such five-day period, BRHZ and its advisors shall have negotiated in good faith with CFAM to make such adjustments in the terms and conditions of this Agreement as would enable CFAM to proceed with the transactions contemplated herein on such adjusted terms; it being understood and agreed that should CFAM not seek to proceed with the transactions contemplated herein on such adjusted terms, BRHZ may solicit additional BRHZ Takeover Proposals, including by conducting an auction. For purposes of this Agreement, a "BRHZ Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of BRHZ Common Stock then outstanding or all or substantially all the assets of BRHZ and otherwise on terms which the Board of Directors of BRHZ determines in its good faith judgment to be more favorable to BRHZ's stockholders than the merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of BRHZ, is reasonably capable of being obtained by such third party.

                  (c) In addition to the obligations of BRHZ set forth in paragraphs (a) and (b) of this Section 4.4, BRHZ shall immediately advise CFAM orally and in writing of any request for information or of any BRHZ Takeover Proposal. BRHZ will keep CFAM reasonably informed of the status of any such request or BRHZ Takeover Proposal.

                  (d) Nothing contained in this Section 4.4 shall prohibit BRHZ from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to BRHZ's stockholders if, in the good faith judgment of the Board of Directors of BRHZ, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, except in connection with a BRHZ Superior Proposal, neither BRHZ nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a BRHZ Takeover Proposal.

         4.5 No Solicitation by CFAM.

                  (a) CFAM shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any CFAM Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any CFAM Takeover Proposal; provided, however, that if, at any time, the Board of Directors of CFAM determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to CFAM's stockholders under applicable law, CFAM may, in response to a CFAM Superior Proposal (as defined in Section 4.5(b)) and subject to providing prior written notice of its decision to take such action to BRHZ (the "CFAM Notice") and compliance with Section 4.5(c), following delivery of the CFAM Notice (x) furnish information with respect to CFAM and its subsidiaries to any person making a CFAM Superior Proposal pursuant to a customary confidentiality agreement (as determined by CFAM after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such CFAM Superior Proposal. For purposes of this Agreement, "CFAM Takeover Proposal" means any inquiry, proposal or offer from any person relating to any CFAM Takeover Event, and "CFAM Takeover Event" means any (w) direct or indirect acquisition or purchase of a business that constitutes 30% or more of the net revenues, net income or the assets of CFAM and its subsidiaries, taken as a whole, (x) direct or indirect acquisition or purchase of 30% or more of any class of equity securities of CFAM or any of its subsidiaries whose business constitutes 30% or more of the net revenues, net income or assets of CFAM and its subsidiaries, taken as a whole, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 30% or more of any class of equity securities of CFAM or any of its subsidiaries whose business constitutes 30% or more of the net revenues, net income or assets of CFAM and its subsidiaries, taken as a whole, or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving CFAM or any of its subsidiaries whose business constitutes 30% or more of the net revenues, net income or assets of CFAM and its subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

                  (b) Except as expressly permitted by this Section 4.5, neither the Board of Directors of CFAM nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to BRHZ, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any CFAM Takeover Proposal or (iii) cause CFAM to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "CFAM Acquisition Agreement") related to any CFAM Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of CFAM determines in good faith, after consultation with outside counsel, that in light of a CFAM Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to CFAM's stockholders under applicable law, the Board of Directors of CFAM may (subject to this and the following sentences) enter into a CFAM Acquisition Agreement with respect to any CFAM Superior

         Proposal, but only after the fifth business day following BRHZ's receipt of written notice advising BRHZ that the Board of Directors of CFAM is prepared to accept a CFAM Superior Proposal and only if, during such five-day period, CFAM and its advisors shall have negotiated in good faith with BRHZ to make such adjustments in the terms and conditions of this Agreement as would enable BRHZ to proceed with the transactions contemplated herein on such adjusted terms; it being understood and agreed that should BRHZ not seek to proceed with the transactions contemplated herein on such adjusted terms, CFAM may solicit additional CFAM Takeover Proposals, including by conducting an auction. For purposes of this Agreement, a "CFAM Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of CFAM Common Stock then outstanding or all or substantially all the assets of CFAM and otherwise on terms which the Board of Directors of CFAM determines in its good faith judgment to be more favorable to CFAM's stockholders than the merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of CFAM, is reasonably capable of being obtained by such third party.

                  (c) In addition to the obligations of CFAM set forth in paragraphs (a) and (b) of this Section 4.5, CFAM shall immediately advise BRHZ orally and in writing of any request for information or of any CFAM Takeover Proposal. CFAM will keep BRHZ reasonably informed of the status of any such request or CFAM Takeover Proposal.

                  (d) Nothing contained in this Section 4.5 shall prohibit CFAM from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to CFAM's stockholders if, in the good faith judgment of the Board of Directors of CFAM, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, except in connection with a CFAM Superior Proposal, neither CFAM nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a CFAM Takeover Proposal.

         4.6 Meetings of Stockholders. Each of CFAM and BRHZ shall take all action necessary, in accordance with the TBCA and DGCL, respectively, and its respective Charter/Certificate of Incorporation and Bylaws, to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The stockholder votes required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the TBCA and its Charter and Bylaws, in the case of CFAM, and the DGCL and its Certificate of Incorporation and Bylaws, in the case of BRHZ. CFAM and BRHZ will, through their respective

Boards of Directors, recommend to their respective stockholders approval of such matters; provided, however, that the CFAM Board or the BRHZ Board may withdraw its recommendation if (i) CFAM or BRHZ, as the case may be, receives a CFAM Superior Proposal or a BRHZ Superior Proposal, respectively, and (ii) after complying with the provisions of Section 4.4, and Section 4.5 above, respectively, the CFAM Board or the BRHZ Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of independent legal counsel, that it is required, in order to comply with its fiduciary duties, to recommend the CFAM Superior Proposal or BRHZ Superior Proposal; provided further, however, that neither CFAM nor BRHZ, respectively, if such party shall have received a CFAM Superior Proposal or BRHZ Superior Proposal, shall, in any event, be permitted to terminate this Agreement as a result of the occurrence of the events described in clauses (i) and (ii) of this sentence. CFAM and BRHZ shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof.

         4.7 Nasdaq Listing. The parties shall use all reasonable efforts to cause the Newco Shares to be issued in the Merger and the Newco Shares to be reserved for issuance upon exercise of CFAM Stock Options or BRHZ Stock Options to be approved for listing on the Nasdaq National Market ("Nasdaq"), subject to official notice of issuance, prior to the Effective Time.

         4.8 Access to Information.

                  (a) Between the date hereof and the Effective Time, BRHZ will give CFAM and its authorized representatives, and CFAM will give BRHZ and its authorized representatives, reasonable access to all employees, offices, family centers, and other facilities and to all books and records of itself and its subsidiaries, will permit the other party to make such inspections as such party may reasonably require and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to the business and properties of itself and its subsidiaries as the other party may from time to time reasonably request.

                  (b) Each of the parties hereto will hold and will cause its consultants and advisers to hold in confidence all confidential documents and information furnished to it in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between CFAM and BRHZ dated February 25, 1998.

         4.9 Additional Agreements; Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperating in the preparation and filing of the Proxy Statement and the S-4, any filings that may be required under the HSR Act, and any amendments to any thereof; (ii) obtaining consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) obtaining consents of all client companies that are parties to contracts with CFAM and/or BRHZ; (iv) contesting any legal proceeding relating to the Merger and (v) the execution of any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, CFAM, Newco and BRHZ agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the stockholder votes with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

         4.10 Employee Benefit Plans.

                  (a) It is the parties' present intent to provide after the Effective Time to employees of CFAM and BRHZ and their subsidiaries employee benefit plans (other than stock option or other plans involving the potential issuance of securities of Newco) which, in the aggregate, are not less favorable than those currently provided by CFAM and BRHZ, respectively. Notwithstanding the foregoing, nothing contained herein shall be construed as requiring the parties to continue any specific employee benefit plans.

                  (b) The parties agree to work together prior to the Effective Time to develop and design such plans, programs and arrangements and to prepare for the implementation of such plans, programs and arrangements described in this Section 4.10 following the Effective Time.

         4.11 Public Announcements. CFAM and BRHZ will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the Nasdaq as determined by CFAM or BRHZ.

         4.12 Indemnification.

                  (a) To the extent, if any, not provided by an existing right under one of the parties' directors and officers liability insurance policies, from and after the Effective Time, Newco shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the parties hereto or any subsidiary thereof (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time) that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Newco shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Newco, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the DGCL or its Certificate of Incorporation or Bylaws,
         (ii) Newco will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the DGCL and Newco's Certificate of Incorporation or Bylaws shall be made by independent counsel mutually acceptable to Newco and the Indemnified Party; provided, however, that Newco shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

                  (b) For a period of six years after the Effective Time, Newco shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by CFAM and BRHZ for the benefit of those persons who are covered by such policies at the Effective Time (or Newco may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time) unless such coverage is not available at commercially reasonable rates in which case Newco shall purchase such coverage as
         (i) may be obtained at commercially reasonable rates and (ii) is no less broad than coverage purchased for persons who are then serving as directors and/or officers of Newco.

                  (c) In the event Newco or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity or such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Newco shall assume the obligations set forth in this Section 4.12.

                  (d) To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of CFAM and BRHZ and their subsidiaries with respect to their activities as such prior to the Effective Time, as provided in CFAM's and BRHZ's Charter/Certificate of Incorporation or Bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

                  (e) The provisions of this Section 4.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

         4.13 Notification of Certain Matters. The parties hereto shall give prompt notice to the other parties, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by such party or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of such party and its subsidiaries taken as a whole to which such party or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any material adverse change in their respective financial condition, properties, businesses, results of operations or prospects, taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 4.13 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         4.14 Affiliates.

                  (a) CFAM and BRHZ shall use all reasonable efforts to obtain from any CFAM Affiliate or BRHZ Affiliate who has not previously executed such letter agreement and from any person who may be deemed to have become a CFAM Affiliate or BRHZ Affiliate after the date of this Agreement and on or prior to the Effective Time, a letter agreement substantially in the form of Exhibit B hereto as soon as practicable.

                  (b) Newco shall not be required to maintain the effectiveness of the S-4 for the purpose of resale of Newco Shares by stockholders of CFAM or BRHZ who may be affiliates of CFAM or BRHZ or Newco pursuant to Rule 145 under the Securities Act.

         4.15 Tax and Accounting Treatment. From and after the date hereof and until the Effective Time, neither CFAM nor BRHZ shall (i) take any action, or fail to take any action, that it knows would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes; (ii) take any action, or fail to take any action, that it knows would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or (iii) enter into any contract, agreement, commitment or arrangement with respect to either of the foregoing.

         4.16 Employment Agreements. Newco will offer to enter into employment agreements with each of the persons set forth on Schedule 4.16 at or prior to the Closing Date. The forms of employment agreements shall be substantially in the forms attached hereto as Exhibits D-1 through D-5.

         4.17 Pooling of Interests. Each of BRHZ and CFAM shall use best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by the SEC, and each of BRHZ and CFAM agrees that it shall take no action that would cause such accounting treatment not to be obtained.


                                    ARTICLE 5

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         5.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of CFAM and BRHZ;

                  (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger;

                  (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received; and

                  (d) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and all state securities laws or "blue sky" permits and authorizations necessary to issue Newco Shares in exchange for CFAM Shares and BRHZ Shares in the Merger shall have been obtained.

                  (e) BRHZ and CFAM shall have received from Price Waterhouse LLP, BRHZ's independent auditors, and Arthur Andersen, LLP, CFAM's independent auditors, "comfort" letters, in form and substance satisfactory to each of them, the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement") with respect to the procedures undertaken by them through a date which is not earlier than five business days prior to the dates specified in (i) and (ii) below relating to the financial statements of BRHZ and CFAM, respectively, contained in the S-4 and the other matters contemplated by the AICPA statement and customarily included in comfort letters relating to transactions similar to the Merger, (i) dated immediately prior to the date of mailing of the Proxy Statement, and (ii) dated immediately prior to the Closing Date, a bringdown of the letter provided in subparagraph (i).

                  (f) BRHZ shall have received the opinion of Price Waterhouse LLP, BRHZ's independent auditors, dated the Closing Date and addressed to BRHZ and available for use by CFAM and its representatives, to the effect that BRHZ is a poolable entity, and CFAM shall have received the opinion of Arthur Andersen LLP, CFAM's independent auditors, dated the Closing Date and addressed to CFAM and available for use by BRHZ and its representatives, to the effect that the Merger will be treated as a "pooling of interests" in accordance with Generally Accepted Accounting Principles ("GAAP") and all published rules, regulations and policies of the SEC.

         5.2 Conditions to the Obligations of BRHZ. The obligation of BRHZ to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) the representations of CFAM and Newco contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on CFAM or Newco) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing CFAM and Newco shall have delivered to BRHZ a certificate to that effect;

                  (b) each of the covenants and obligations of CFAM and Newco to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time, and at the Closing CFAM and Newco shall have delivered to BRHZ a certificate to that effect;

                  (c) the Newco Shares issuable to the BRHZ stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq upon official notice of issuance;

                  (d) the opinion of Ropes & Gray, counsel to BRHZ, dated the Closing Date and addressed to BRHZ, to the effect that (i) the merger of Merger Sub B into BRHZ will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Merger Sub B and BRHZ will be a party to the reorganization within the meaning of Section 368(b) of the Code; and
         (iii) no gain or loss for Federal income tax purposes will be recognized by Newco, Merger Sub B, BRHZ or a stockholder of BRHZ as a result of the Merger (other than with respect to cash received by a stockholder

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



         in lieu of a fractional Newco Share), and such opinion shall not have been withdrawn or modified in any material respect. Such opinion may be conditioned upon the receipt of representations of BRHZ, CFAM and Newco, all in form and substance reasonably satisfactory to such counsel and other reasonable assumptions set forth therein;

                  (e) CFAM shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by Newco pursuant to the Merger to any obligation, right or interest of CFAM under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of BRHZ, individually or in the aggregate, have a Material Adverse Effect on CFAM; and

                  (f) there shall have been no events, changes or effects with respect to CFAM or its subsidiaries having a Material Adverse Effect on CFAM.

         5.3 Conditions to the Obligations of CFAM. The respective obligations of CFAM to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) the representations of BRHZ and Newco contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on BRHZ or Newco) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing BRHZ and Newco shall have delivered to CFAM a certificate to that effect;

                  (b) each of the covenants and obligations of BRHZ and Newco to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing BRHZ and Newco shall have delivered to CFAM a certificate to that effect;

                  (c) the Newco Shares issuable to the CFAM stockholders pursuant to this Agreement and such other shares to be reserved for issuance in connection with the Merger shall have been authorized for listing on Nasdaq upon official notice of issuance;

                  (d) the opinion of Bass, Berry & Sims PLC, counsel to CFAM, dated the Closing Date and addressed to CFAM, to the effect that (i) the merger of Merger Sub A into CFAM will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Merger Sub A and CFAM will be a party to the reorganization within the meaning of Section 368(b) of the Code; and
         (iii) no gain or loss for Federal income tax purposes will be recognized by Newco, Merger Sub A, CFAM or a stockholder of CFAM as a result of the Merger (other than with respect to cash received by

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



         a stockholder of CFAM in lieu of a fractional Newco Share), and such opinion shall not have been withdrawn or modified in any material respect. Such opinion may be conditioned upon the receipt of representations of BRHZ, CFAM and Newco, all in form and substance reasonably satisfactory to such counsel and other reasonable assumptions set forth therein;

                  (e) BRHZ shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by Newco pursuant to the Merger to any obligation, right or interest of BRHZ under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except for those for which failure to obtain such consents and approvals would not, in the reasonable opinion of CFAM, individually or in the aggregate, have a Material Adverse Effect on BRHZ; and

                  (f) there shall have been no events, changes or effects with respect to BRHZ or its subsidiaries having a Material Adverse Effect on BRHZ.

                                    ARTICLE 6

                         TERMINATION; AMENDMENT; WAIVER

         6.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by CFAM's or BRHZ's stockholders:

                  (a) by mutual written consent of CFAM and BRHZ;

                  (b) by CFAM or BRHZ if (i) any court of competent jurisdiction in the United States or other United States Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by November 30, 1998; provided, however, that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

                  (c) by BRHZ if (i) there shall have been a breach of any representation or warranty on the part of CFAM or Newco set forth in this Agreement, or if any representation or warranty of CFAM or Newco shall have become untrue, in either case such that the conditions set forth in Section 5.2(a) would be incapable of being satisfied by November 30, 1998 (or as otherwise extended), (ii) there shall have been a breach by CFAM or Newco of any of their respective covenants or agreements hereunder having a Material Adverse Effect on CFAM or Newco or materially adversely affecting (or materially delaying) the consummation of the Merger, and CFAM or Newco, as the case may be, has not cured such

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



         breach within twenty business days after notice by BRHZ thereof, provided that BRHZ has not breached any of its obligations hereunder,
         (iii) the CFAM Board shall have recommended to CFAM's stockholders a CFAM Superior Proposal, (iv) the CFAM Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger or shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing, (v) CFAM shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders;
         (vi) BRHZ shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders; or (vii) a tender or exchange offer for outstanding shares of capital stock of CFAM then representing 30% or more of the combined power to vote generally for the election of CFAM directors is commenced, and the Board of Directors of CFAM does not recommend that shareholders not tender their shares into such tender or exchange offer.

                  (d) by CFAM if (i) there shall have been a breach of any representation or warranty on the part of BRHZ or Newco set forth in this Agreement, or if any representation or warranty of BRHZ or Newco shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by November 30, 1998 (or as otherwise extended), (ii) there shall have been a breach by BRHZ or Newco of any of their respective covenants or agreements hereunder having a Material Adverse Effect on BRHZ or Newco or materially adversely affecting (or materially delaying) the consummation of the Merger, and BRHZ or Newco, as the case may be, has not cured such breach within twenty business days after notice by CFAM thereof, provided that CFAM has not breached any of its obligations hereunder, (iii) the BRHZ Board shall have recommended to BRHZ's stockholders a BRHZ Superior Proposal, (iv) the BRHZ Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger or shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing, (v) CFAM shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders, (vi) BRHZ shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders, or (vii) a tender offer or exchange offer for outstanding shares of capital stock of BRHZ then representing 30% or more of the combined power to vote generally for the election of BRHZ directors is commenced, and the Board of Directors of BRHZ does not recommend that stockholders not tender their shares into such tender or exchange offer.

         6.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Section 6.2 and Sections 4.8(b) and 6.3 hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

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



         6.3 Fees and Expenses. Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby except that:

                  (a) BRHZ shall pay to CFAM by wire transfer $4.0 million (the "BRHZ Termination Fee"), upon demand, if (i) this Agreement is terminated pursuant to Section 6.1(c)(vi) or any subsection of Section 6.1(d) (other than Section 6.1(d)(v)), (ii) prior to the time this Agreement is terminated or the time of the BRHZ Special Meeting, a BRHZ Takeover Proposal shall have been publicly announced or shall have become publicly known and (iii) during the term of this Agreement or within twelve months after the termination of this Agreement a BHRZ Takeover Event shall occur. Such payment shall be made in immediately available funds.

                  (b) CFAM shall pay to BRHZ by wire transfer $4.0 million (the "CFAM Termination Fee"), upon demand, if (i) this Agreement is terminated pursuant to Section 6.1(d)(v) or any subsection of Section 6.1(c) (other than Section 6.1(c)(vi)), (ii) prior to the time this Agreement is terminated or the time of the CFAM Special Meeting, a CFAM Takeover Proposal shall have been publicly announced or shall have become publicly known and (iii) during the term of this Agreement or within twelve months after the termination of this Agreement a CFAM Takeover Event shall occur. Such payment shall be made in immediately available funds.

         6.4 Amendment. This Agreement may be amended by action taken by CFAM and BRHZ at any time before or after approval of the Merger by the stockholders of CFAM and BRHZ (if required by applicable law) but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

         6.5 Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE 7

                                  MISCELLANEOUS

         7.1 Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This

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



Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

         7.2 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

         7.3 Validity. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

         7.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to each other party as follows:

         If to CFAM:                CorporateFamily Solutions, Inc.
                                    209 Tenth Avenue South, Suite 300
                                    Nashville, Tennessee 37203-4173
                                    Attention: Marguerite W. Sallee
                                    Telecopy:  (615) 254-3766

         with a copy to:            Bass, Berry & Sims PLC
                                    2700 First American Center
                                    Nashville, Tennessee  37238
                                    Attention: James H. Cheek, III, Esq
                                    Telecopy:  (615) 742-6298

         if to BRHZ:                Bright Horizons, Inc.
                                    One Kendall Square, Building 200
                                    Cambridge, Massachusetts 02139
                                    Attention: Roger H. Brown
                                    Telecopy:  (617) 577-8967

         with a copy to:            Ropes & Gray
                                    One International Place
                                    Boston, Massachusetts
                                    Attention: Alfred O. Rose, Esq.
                                    Telecopy:  (617) 951-7050

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

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



         7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

         7.6 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         7.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Section 4.12 nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         7.8 Certain Definitions. For the purposes of this Agreement, the term:

                  (a) "affiliate" means (except as otherwise provided in Sections 2.20, 3.20 and 4.13) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                  (b) "business day" means any day other than a day on which Nasdaq is closed;

                  (c) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

                  (d) "knowledge" or "known" means, with respect to any matter in question, if an executive officer of CFAM or BRHZ or their respective subsidiaries, as the case may be, has actual knowledge of such matter;

                  (e) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity; and

                  (f) "subsidiary" or "subsidiaries" of Newco, CFAM, BRHZ or any other person, means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which Newco, CFAM, BRHZ or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         7.9 Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of CFAM, BRHZ or Newco or any officer, director, employee, agent, representative or investor of any party hereto.

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



         7.10 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

         7.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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


In Witness Whereof, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                           CORPORATEFAMILY SOLUTIONS, INC.


                           By: /s/ Marguerite W. Sallee
                               --------------------------------------------
                               Name:  Marguerite W. Sallee
                               Title: President and Chief Executive Officer


                           BRIGHT HORIZONS, INC.


                           By: /s/ Roger H. Brown
                               --------------------------------------------
                               Name:  Roger H.  Brown
                               Title: Chief Executive Officer




                                       55